Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

B. Riley Financial, Inc.

Woodland Hills, California

We hereby consent to the incorporation by reference in this Registration Statement of B. Riley Financial, Inc. of our reports dated March 13, 2017, relating to the consolidated financial statements of FBR & Co. and the effectiveness of FBR & Co.’s internal control over financial reporting appearing in FBR & Co.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

McLean, Virginia

June 2, 2017